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                                                                     EXHIBIT 4.8

                 [FORM OF FACE OF CLASS B WARRANT CERTIFICATE]


No. BW                                                    _____ Class B Warrants


                            VOID AFTER MARCH 6, 2000

                        CLASS B WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK



                    This certifies that FOR VALUE RECEIVED
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or registered assigns (the "Registered Holder") is the owner of the number of
Class B Warrants specified above. Each Class B Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Class A Common Stock, $.01 par value ("Common Stock"), of Interactive Flight Technologies,Inc. a Delaware corporation (the "Company"), at any time between October 24, 1996 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $9.75 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Interactive Flight Technologies,Inc..

          This Warrant Certificate and each Class B Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of either March 7, 1995 or October 24, 1996, as the case may be, by and among the Company, the Warrant Agent and D.H. Blair Investment Banking Corp.

          In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class B Warrant represented hereby are subject to modification or adjustment.

          Each Class B Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class B Warrants

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represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class B Warrants.

          The term "Expiration Date" shall mean 5:00 P.M. (New York time) on March 6, 2000 or such earlier date as the Class B Warrants shall be redeemed.
If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

          The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class B Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class B Warrants are outstanding. The Class B Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

          This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class B Warrants, each of such new Warrant Certificates to represent such number of Class B Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class B Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

          Prior to the exercise of any Class B Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          The Class B Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Class B Warrant at any time after March 6, 1996,

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provided the Market Price (as defined in the Warrant Agreement) for the Common
Stock shall exceed $13.65 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class B Warrants represented hereby except to receive the $.05 per Class B Warrant upon surrender of this Warrant Certificate.

          Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class B Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

          The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of the Class B Warrants represented hereby.

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                               Interactive Flight Technologies,Inc.

Dated: ________________        By:   ______________________________


                               By:   ______________________________

[seal]


Countersigned:

____________________________________
_____________________, as Warrant Agent


 By:  ______________________________
      Authorized Officer

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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants


          The undersigned Registered Holder hereby irrevocably elects to exercise ___________ Class B Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class B Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                  --------------------------------------------
                  --------------------------------------------
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                    [please print or type name and address]


                              and be delivered to

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                 --------------------------------------------
                 --------------------------------------------
                 --------------------------------------------
                    [please print or type name and address]


and if such number of Class B Warrants shall not be all the Class B Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class B Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

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          The undersigned represents that the exercise of the Class B Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by D.H. Blair Investment Banking Corp.


                                       ____________________________________
                                              (Name of NASD Member)


Dated: _____________________________                    X
____________________________________

                                       ____________________________________

                                       ____________________________________
                                                      Address


                                       ____________________________________
                                          Taxpayer Identification Number


                                       ____________________________________
                                               Signature Guaranteed


                                       ____________________________________



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

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                                  ASSIGNMENT


                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants


FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                 OF TRANSFEREE

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                    [please print or type name and address]


                                 of the Class B Warrants represented by this
--------------------------------
Warrant Certificate, and hereby irrevocably constitutes and appoints
                                                                     ----------
                                 Attorney to transfer this Warrant Certificate
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on the books of the Company, with full power of substitution in the premises.


Dated:________________________           X
______________________________

                                          Signature Guaranteed


                                       ______________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.